EXHIBIT 99.C6B


                                    Exhibit 7
                       Consent of Thomas E. Pierpan, Esq.

                              WRL Letterhead



April 17, 1998



Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Largo, Florida 33770

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 16 to the Registration Statement on Form S-6 (File No. 33-31140) for Western Reserve Life Assurance Co. of Ohio Series Life Account, as filed with the Securities and Exchange Commission.


/s/ THOMAS E. PIERPAN
---------------------
Thomas E. Pierpan
Vice President, Associate General Counsel and
Assistant Secretary